Exhibit 99.1

TripAdvisor Reports Third Quarter 2013 Financial Results

NEWTON, MA, October 23, 2013 — TripAdvisor, Inc. (NASDAQ: TRIP), the world’s largest travel site*, today announced financial results for the third quarter ended September 30, 2013.

•	Average monthly unique visitors to TripAdvisor sites were a record 260 million in Q3, up nearly 60% year-over-year.

•	Revenue for the third quarter increased to $255.1 million, up 3% quarter-over-quarter and up 20% year-over-year.

•	Net income for the third quarter decreased 6% year-over-year to $55.9 million, or $0.38 per diluted share. Non-GAAP net income for the third quarter decreased 1% year-over-year to $65.3 million, or $0.45 per diluted share.

•	Adjusted EBITDA for the third quarter decreased 2% year-over-year to $104.4 million, or 41% of revenue.

•	Cash flow from operations for the third quarter increased 90% year-over-year to $145.0 million, or 57% of revenue; free cash flow for the third quarter increased 87% year-over-year to $129.3 million, or 51% of revenue.

•	TripAdvisor repurchased 1.4 million common shares for an aggregate purchase price of $100.0 million.

“We continued to strengthen our leadership position in the travel planning funnel during the third quarter,” said Steve Kaufer, President and CEO of TripAdvisor. “Total traffic to TripAdvisor, member count and our valuable user-generated content continue to grow rapidly off a large, global base, driving powerful network effects and making the site better for every user. We continue improving the experience on TripAdvisor for users and partners alike through Hotel Price Comparison, mobile product enhancements and the recent launch of our new TripConnect platform – all of which will help us match more travelers with great businesses.”

Discussion of Third Quarter 2013 Results

Revenue for the third quarter of 2013 was $255.1 million, an increase of $42.4 million, or 20%, compared to the third quarter of 2012.

•	Click-based advertising – Revenue from click-based advertising totaled $189.3 million for the third quarter of 2013, an increase of 13% compared to the third quarter of 2012. Click-based advertising revenue represented 74% of total revenue in the third quarter of 2013, compared to 79% in the third quarter of 2012.

•	Display-based advertising – Revenue from display-based advertising totaled $30.5 million for the third quarter of 2013, an increase of 29% compared to the third quarter of 2012. Display-based advertising revenue represented 12% of total revenue in the third quarter of 2013, compared to 11% in the third quarter 2012.

•	Subscription, transaction and other – Revenue from subscription, transaction and other totaled $35.3 million for the third quarter of 2013, an increase of 68% compared to the third quarter of 2012. Subscription, transaction and other revenue represented 14% of total revenue in the third quarter of 2013, compared to 10% in the third quarter of 2012.

For the third quarter of 2013, revenue from North America grew 16% year-over-year to $129.6 million, representing 51% of total revenue. Revenue from the Europe, Middle East and Africa region grew 19% year-over-year to $82.7 million, representing 32% of total revenue for the third quarter of 2013. Revenue from the Asia-Pacific region grew 45% year-over-year to $33.0 million, representing 13% of total revenue for the third quarter of 2013. Revenue from the Latin America region grew 12% year-over-year to $9.8 million, representing 4% of total revenue for the third quarter of 2013. International revenue was 53% of total revenue during the quarter, up from 50% in the third quarter of 2012. Click-based advertising revenue by geography is based on the geographic location of our websites.

Related-party revenue from Expedia totaled $56.2 million for the third quarter of 2013, a decrease of $0.7 million, or 1%, compared to the third quarter of 2012.

1 of 9

GAAP net income for the third quarter of 2013 was $55.9 million, or $0.38 per diluted share, compared to GAAP net income of $59.4 million, or $0.41 per diluted share, for the third quarter of 2012.

Non-GAAP net income for the third quarter of 2013 was $65.3 million, or $0.45 per diluted share, compared to non-GAAP net income of $65.8 million, or $0.46 per diluted share, for the third quarter of 2012.

Adjusted EBITDA for the third quarter of 2013 was $104.4 million, and Adjusted EBITDA margin was 41%, compared to Adjusted EBITDA of $107.1 million and Adjusted EBITDA margin of 50% for the third quarter of 2012.

Cash flow from operating activities for the third quarter of 2013 was $145.0 million, an increase of $68.6 million, or 90%, compared to the third quarter of 2012. This increase was due to cash generated from higher working capital movements primarily driven by increased cash flows from lower tax payments primarily due to timing.

As of September 30, 2013, cash and cash equivalents and short and long-term marketable securities were $595.9 million, up $47.5 million since September 30, 2012 and up $10.2 million since December 31, 2012. This amount does not include $40.4 million from the sale of marketable securities that settled after quarter-end and is recorded on the “Receivable – sale of marketable securities” line on the consolidated balance sheet at September 30, 2013.

During the third quarter of 2013, TripAdvisor repurchased 1.4 million shares of common stock for an aggregate purchase price of $100.0 million.

As of September 30, 2013, TripAdvisor had 1,939 employees, up from 1,483 employees at September 30, 2012 and 1,799 at June 30, 2013.

In the company’s earnings release and the related conference call or webcast, TripAdvisor may use or discuss non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow, which are non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Please refer to the section below entitled “Use of Non-GAAP Financial Measures” for definitions of these non-GAAP financial measures and the financial schedules attached to this press release for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

Third Quarter and Other Recent Business Highlights

•	TripAdvisor’s travel community averaged more than 260 million monthly unique visitors for the quarter ended September 30, 2013, according to Google Analytics. At approximately 13% of the world’s monthly unique visitors in online travel, according to comScore, TripAdvisor remains the largest travel website in the world.

•	TripAdvisor user-generated content grew at a rate of more than 80 contributions per minute covering more than 758,000 hotels and accommodations, nearly 1.7 million restaurants and 335,000 attractions in more than 134,000 destinations throughout the world. TripAdvisor syndicates its content to over 800 travel-related partners and TripAdvisor widgets can be found on more than 100,000 sites around the globe. TripAdvisor also launched points of sale in Venezuela, Peru, Chile, and Columbia, bringing its total points of sale to 34.

•	TripAdvisor averaged more than 39 million monthly Facebook visitors to its website and Facebook app during the quarter, and remains the #1 travel app on Facebook, according to AppData. In addition, TripAdvisor grew marketable members to 57 million, according to company log files.

•	TripAdvisor released new native apps on iOS and Android and also rolled out a major iPad app refresh. Downloads of TripAdvisor’s apps – including TripAdvisor, City Guides, SeatGuru, Jetsetter and GateGuru – reached 69 million and average unique monthly visitors via smartphone and tablet devices grew over 175% year-over-year to approximately 108 million for the quarter ended September 30, 2013, according to company logs.

•	TripAdvisor appointed Marc Charron as the new President of TripAdvisor for Business and launched TripConnect, a platform that enables independent hoteliers to purchase leads from TripAdvisor. This product release included a new-and-improved Review Express, a free marketing tool that makes it easy for property owners to invite guests to write a review on TripAdvisor.

2 of 9

•	TripAdvisor expanded its TV ad campaign to the entire United States and began testing its campaign in select international markets.

•	TripAdvisor acquired Oyster, a hotel review website featuring professional reviews and photos covering 150 cities, bringing the number of TripAdvisor managed and operated travel media brands to 21.

•	TripAdvisor launched its first-ever major onsite affinity partnership with American Express in multiple key markets as well as an innovative digital travel magazine created in partnership with Axel Springer, a leading integrated multimedia company in Europe.

•	TripAdvisor added two new independent Board members, Dipchand Nishar, Senior Vice President of Products and User Experience for LinkedIn, and Spencer Rascoff, Chief Executive Officer and a director of Zillow, Inc.

Conference Call

TripAdvisor will host a conference call today, October 23, 2013 at 5:00 p.m., Eastern Time, to discuss TripAdvisor’s third quarter 2013 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the pass code 73750607) until October 30, 2013 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor® is the world’s largest travel site*, enabling travelers to plan and have the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools. TripAdvisor branded sites make up the largest travel community in the world, with more than 260 million unique monthly visitors**, and more than 125 million reviews and opinions covering more than 3.1 million accommodations, restaurants and attractions. The sites operate in 34 countries worldwide, including China under daodao.com. TripAdvisor also includes TripAdvisor for Business, a dedicated division that provides the tourism industry access to millions of monthly TripAdvisor visitors.

TripAdvisor, Inc. (NASDAQ: TRIP) manages and operates websites under 21 other travel media brands: www.airfarewatchdog.com, www.bookingbuddy.com, www.cruisecritic.com, www.everytrail.com, www.familyvacationcritic.com, www.flipkey.com, www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.independenttraveler.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.travelpod.com, www.virtualtourist.com, www.whereivebeen.com, and www.kuxun.cn.

*Source: comScore Media Metrix for TripAdvisor Sites, worldwide, June 2013

**Source: Google Analytics, worldwide data, July 2013

3 of 9

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except for share and per share data)

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenue	$198,969	$192,615	$155,835	$560,992	$429,370
Related-party revenue from Expedia	56,167	54,322	56,875	171,000	164,203

Total revenues	255,136	246,937	212,710	731,992	593,573
Costs and expenses:
Cost of revenue	5,207	4,284	2,876	13,135	8,536
Selling and marketing (1)	98,204	82,574	67,647	260,069	199,279
Technology and content (1)	34,398	31,903	23,535	95,116	62,950
General and administrative (1)	24,556	25,552	20,056	72,541	54,562
Depreciation	7,634	6,876	5,037	20,834	14,033
Amortization of intangible assets	1,443	1,630	1,310	4,182	4,909

Total costs and expenses:	171,442	152,819	120,461	465,877	344,269
Operating income	83,694	94,118	92,249	266,115	249,304
Total other expense, net	(71)	(4,216)	(1,439)	(8,154)	(10,619)

Income before income taxes	83,623	89,902	90,810	257,961	238,685
Provision for income taxes	(27,741)	(22,914)	(31,275)	(72,792)	(77,814)

Net income	55,882	66,988	59,535	185,169	160,871
Net (income) loss attributatble to non-controlling interest	—	—	(175)	—	(381)

Net income attributatble to TripAdvisor Inc	$55,882	$66,988	$59,360	$185,169	$160,490

Earnings per share attributable to TripAdvisor, Inc:
Basic	$0.39	$0.47	$0.42	$1.29	$1.16

Diluted	$0.38	$0.46	$0.41	$1.27	$1.14

Weighted average common shares outstanding:
Basic	142,690	143,531	142,342	143,095	138,458
Diluted	145,454	145,664	143,657	145,258	140,517

(1) Includes stock-based compensation as follows:

Selling and marketing	$2,795	$2,244	$1,184	$7,354	$3,185
Technology and content	5,479	4,024	3,187	15,901	7,125
General and administrative	3,377	3,940	4,092	12,215	9,613

4 of 9

TripAdvisor, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$276,358	$367,515
Short-term marketable securities	155,997	118,970
Receivable—sale of marketable securities	40,406	—
Accounts receivable, net of allowance for doubtful accounts of $3,331 and $2,818 at September 30, 2013 and December 31, 2012, respectively	111,138	81,459
Receivable from Expedia, net	33,882	23,971
Taxes receivable	10,187	24,243
Deferred income taxes, net	5,795	5,971
Prepaid expenses and other current assets	13,989	10,365

Total current assets	647,752	632,494
Long-term assets:
Long-term marketable securities	163,525	99,248
Property and equipment, net	64,551	43,802
Deferred income taxes, net	4,218	502
Other long-term assets	16,414	13,274
Intangible assets, net	51,007	38,190
Goodwill	500,686	471,684

Total Assets	$1,448,153	$1,299,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,985	$12,796
Deferred merchant payables	28,596	1,303
Deferred revenue	44,087	31,563
Credit facility borrowings	26,177	32,145
Borrowings, current	40,000	40,000
Taxes payable	10,798	14,597
Accrued expenses and other current liabilities	95,168	63,236

Total current liabilities	256,811	195,640

Deferred income taxes, net	10,261	11,023
Other long-term liabilities	42,275	25,563
Borrowings, net of current portion	310,000	340,000

Total Liabilities	619,347	572,226

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares: 100,000,000	—	—
Shares issued and outstanding: 0 and 0
Common stock $0.001 par value	131	130
Authorized shares: 1,600,000,000
Shares issued: 131,372,883 and 130,060,138
Shares outstanding: 129,289,174 and 130,060,138
Class B common stock $0.001 par value	13	13
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999
Additional paid-in capital	590,685	531,256
Retained earnings	381,607	196,438
Accumulated other comprehensive loss	(1,308)	(869)
Treasury stock-common stock, at cost, 2,083,709 and 0 shares, September 30, 2013 and December 31, 2012, respectively	(142,322)	—

Total Stockholders’ Equity	828,806	726,968

Total Liabilities and Stockholders’ Equity	$1,448,153	$1,299,194

5 of 9

TripAdvisor, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Operating activities:
Net income	$55,882	$66,988	$59,535	$185,169	$160,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	7,634	6,876	5,037	20,834	14,033
Stock-based compensation	11,651	10,208	8,463	35,470	19,923
Amortization of intangible assets	1,443	1,630	1,310	4,182	4,909
Amortization of deferred financing costs	193	198	208	594	683
Amortization of discounts and premiums on marketable securities, net	1,183	1,389	—	3,821	—
Deferred tax expense (benefit)	3,525	(1,302)	487	(452)	413
Excess tax benefits from stock-based compensation	(3,565)	(4,293)	(178)	(8,807)	(2,189)
Provision (recovery) for doubtful accounts	722	322	(284)	1,378	(1,584)
Foreign currency transaction losses (gains), net	(2,510)	926	(544)	29	1,779
Other, net	1,030	833	(488)	1,600	21
Changes in operating assets and liabilities, net of effects from acquisitions:	67,848	5,846	2,906	34,505	(30,930)

Net cash provided by operating activities	145,036	89,621	76,452	278,323	167,929

Investing activities:
Acquisitions, net of cash acquired	59	(30,379)	—	(31,516)	—
Capital expenditures, including internal-use software and website development	(15,720)	(14,334)	(7,338)	(39,318)	(20,587)
Purchases of marketable securities	(28,775)	(132,910)	—	(375,368)	—
Sales of marketable securities	55,594	53,638	—	123,647	—
Maturities of marketable securities	28,810	45,932	—	105,739	—
Proceeds from Expedia, Inc. related to Spin-Off	—	—	—	—	7,028
Other, net	—	350	—	350	—

Net cash provided (used by) in investing activities	39,968	(77,703)	(7,338)	(216,466)	(13,559)

Financing activities:
Repurchase of common stock	(103,450)	(34,115)	—	(137,565)	—
Proceeds from credit facilities	1,378	2,979	5,171	8,080	12,798
Payments to credit facilities	—	—	—	(14,728)	(10,000)
Principal payments on long-term debt	(10,000)	(10,000)	(5,000)	(30,000)	(15,000)
Proceeds from exercise of stock options and warrants	1,211	13,388	482	21,058	226,251
Payment of minimum withholding taxes on net share settlements of equity awards	(4,343)	(303)	(654)	(9,878)	(3,689)
Excess tax benefits from stock-based compensation	3,565	4,293	178	8,807	2,189

Net cash (used by) provided by financing activities	(111,639)	(23,758)	177	(154,226)	212,549
Effect of exchange rate changes on cash and cash equivalents	2,935	31	840	1,212	(2,079)

Net increase (decrease) in cash and cash equivalents	76,300	(11,809)	70,131	(91,157)	364,840
Cash and cash equivalents at beginning of period	200,058	211,867	478,241	367,515	183,532

Cash and cash equivalents at end of period	$276,358	$200,058	$548,372	$276,358	$548,372

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in TripAdvisor’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), TripAdvisor also reports Non-GAAP net income, Non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow, which are supplemental measures to GAAP and are defined by the U.S. Securities and Exchange Commission as non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements.

TripAdvisor defines “Non-GAAP net income” as net income before expenses related to stock-based compensation and amortization of intangible assets and non-recurring expenses, net of related tax effects.

TripAdvisor defines “Non-GAAP net income per diluted share” as Non-GAAP net income divided by non-GAAP weighted average diluted shares outstanding, which includes dilution from options and warrants per the treasury stock method and includes all weighted average shares relating to RSUs in shares outstanding for Non-GAAP net income per diluted share.

6 of 9

TripAdvisor defines “Adjusted EBITDA” as net income (loss), plus: (1) provision for income taxes; (2) other (income) expense, net; (3) depreciation of property and equipment, including internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation; and (6) non-recurring expenses. Adjusted EBITDA is the primary metric by which management evaluates the performance of its business and on which internal budgets are based. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Adjusted EBITDA eliminates items that are either not part of TripAdvisor’s core operations such as the costs incurred to spin-off from Expedia or those costs that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on TripAdvisor’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs and other factors and may not be indicative of current or future capital expenditures. We believe that by excluding certain items, such as stock-based compensation and non-recurring expenses, Adjusted EBITDA corresponds more closely to the cash that operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenue.

TripAdvisor defines “Non-GAAP Selling and Marketing” and “Non-GAAP Technology and Content” expenses as GAAP Selling and Marketing and GAAP Technology and Content expenses, respectively, before stock-based compensation expense. TripAdvisor defines “Non-GAAP General and Administrative” expense as GAAP General and Administrative expense, including related-party shared services expense and before stock-based compensation expense.

TripAdvisor defines “free cash flow” as net cash provided by (used in) operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe that these non-GAAP financial measures are useful measures for analysts and investors to evaluate our future on-going performance as these measures allow a more meaningful comparison of our projected cash earnings and performance with our historical results from prior periods and to the results of our competitors. Moreover, management uses these measures internally to evaluate the performance of our business as a whole.

TripAdvisor provides these non-GAAP financial measures as additional information relating to TripAdvisor’s operating results and as a complement to results provided in accordance with GAAP. Management believes that investors should have access to the same set of tools that management uses to analyze our results. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the company’s performance to that of other companies. TripAdvisor endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

Pursuant to the requirements of Regulation G, we present a reconciliation of these non-GAAP financial measures to the nearest GAAP measure below.

7 of 9

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except for share and per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Non-GAAP operating expenses:
GAAP Selling and marketing	$98,204	$82,574	$67,647	$260,069	$199,279
Subtract: Stock-based compensation expense	2,795	2,244	1,184	7,354	3,185

Non-GAAP Selling and marketing	$95,409	$80,330	$66,463	$252,715	$196,094

GAAP Technology and content	$34,398	$31,903	$23,535	$95,116	$62,950
Subtract: Stock-based compensation expense	5,479	4,024	3,187	15,901	7,125

Non-GAAP Technology and content	$28,919	$27,879	$20,348	$79,215	$55,825

GAAP General and administrative	$24,556	$25,552	$20,056	$72,541	$54,562
Subtract: Stock-based compensation expense	3,377	3,940	4,092	12,215	9,613

Non-GAAP General and administrative	$21,179	$21,612	$15,964	$60,326	$44,949

Non-GAAP net income and net income per share:
GAAP net income	$55,882	$66,988	$59,360	$185,169	$160,490
Add: Stock based compensation expense	11,651	10,208	8,463	35,470	19,923
Add: Amortization of intangible assets	1,443	1,630	1,310	4,182	4,909
Subtract: Income tax effect of Non-GAAP adjustments (1)	3,699	3,149	3,366	10,684	8,095

Non-GAAP net income	$65,277	$75,677	$65,767	$214,137	$177,227

GAAP diluted shares	145,454	145,664	143,657	145,258	140,517
Add: Additional restricted stock units	799	823	561	678	605

Non-GAAP diluted shares	146,253	146,487	144,218	145,936	141,122

GAAP net income per diluted share	$0.38	$0.46	$0.41	$1.27	$1.14
Non-GAAP net income per diluted share	0.45	0.52	0.46	1.47	1.26

Adjusted EBITDA:
Net Income	$55,882	$66,988	$59,535	$185,169	$160,871
Add: Other expense, net	71	4,216	1,439	8,154	10,619
Add: Provision for income tax	27,741	22,914	31,275	72,792	77,814
Add: Depreciation and amortization	9,077	8,506	6,347	25,016	18,942
Add: Stock-based compensation expense	11,651	10,208	8,463	35,470	19,923

Adjusted EBITDA	$104,422	$112,832	$107,059	$326,601	$288,169

Divide by:
Revenue	$255,136	$246,937	$212,710	$731,992	$593,573

Adjusted EBITDA margin	40.9%	45.7%	50.3%	44.6%	48.5%

Free Cash Flow:
Net cash provided by operating activities	$145,036	$89,621	$76,452	$278,323	$167,929
Subtract: Capital expenditures	15,720	14,334	7,338	39,318	20,587

Free cash flow	$129,316	$75,287	$69,114	$239,005	$147,342

(1)	Represents the reduction in the income tax benefit recorded for all periods presented based on our effective tax rate, adjusted for non-GAAP items.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, the expectations relating to growth and the company’s strategic initiatives, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in the company’s filings with the U.S. Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

8 of 9

Contacts

Investors

(617) 795.7848

ir@tripadvisor.com

Media

(617) 670.6575

uspr@tripadvisor.com

©2013 TripAdvisor, Inc. All rights reserved.

SOURCE: TripAdvisor

9 of 9